                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1
                                       to
                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)      January 24, 1997
                                                 ______________________________


                                  HALIS, Inc.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)


Georgia                                0-16288                   58-1366235
________________________________________________________________________________
(State or other jurisdiction   (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)


9040 Roswell Road, Suite 470, Atlanta, Georgia                      30350
________________________________________________________________________________
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code          (770) 641-5555
                                                   -----------------------------


                                 Not applicable
________________________________________________________________________________
         (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
------  ---------------------------------

  (a) Financial Statements of Business Acquired:

  The following financial statements are filed with this Report:

SOFTWARE MANUFACTURING GROUP, INC.
----------------------------------

Independent Auditors' Report of Habif, Arogeti & Wynne, P.C.
Balance Sheet at December 31, 1996
Statements of Operations for the years ended December 31, 1996 and 1995 Statements of Changes in Stockholders' Deficit for the years ended December 31, 1996 and 1995
Statements of Cash Flows for the years ended December 31, 1996 and 1995
Notes to Financial Statements

  (b)  Pro Forma Financial Information:

  The following unaudited pro forma condensed financial statements are filed with this Report:

Introduction
Unaudited Pro Forma Condensed Consolidated Balance Sheet - December 31, 1996 Unaudited Pro Forma Condensed Consolidated Statement of Operation - year ended December 31, 1996
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

  (c)  Exhibits:

  2.1 Agreement and Plan of Merger and Reorganization, dated as of January 24, 1997, among HALIS, Inc., SMG Acquisition Co., Software Manufacturing Group, Inc. and the shareholders of Software Manufacturing Group, Inc. (incorporated by reference from the Company's Current Report on Form 8-K dated January 24, 1997).

                 [LETTERHEAD OF HABIF, AROGETI & WYNNE, P.C.]



                       INDEPENDENT AUDITORS' REPORT
                       ----------------------------



To the Board of Directors
  Software Manufacturing Group, Inc.


We have audited the accompanying balance sheet of SOFTWARE MANUFACTURING GROUP, INC., as of December 31, 1996, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SOFTWARE MANUFACTURING GROUP, INC., at December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.


/s/ Habif, Arogeti & Wynne, PC.

Atlanta, Georgia

March 5, 1997




                                    MEMBERS

                              GEORGIA SOCIETY OF
                         CERTIFIED PUBLIC ACCOUNTANTS

                             AMERICAN INSTITUTE OF
                         CERTIFIED PUBLIC ACCOUNTANTS

                         AICPA DIVISION FOR CPA FIRMS
                      PRIVATE COMPANIES PRACTICE SECTION
                             SEC PRACTICE SECTION

        --------------------------------------------------------------
        1073 West Peachtree Street, N.E.   Atlanta, Georgia 30309-3837
                      (404) 892-9651   Fax (404) 876-3913

                       SOFTWARE MANUFACTURING GROUP, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS
                                     ------

Current assets
--------------
 Cash and cash equivalents                            $    97,784
 Receivables, less allowance for
  doubtful accounts of $15,052                            272,071
 Prepaid expenses                                          13,297
                                                      -----------
  Total current assets                                    383,152
                                                      -----------

Property and equipment, at cost
-------------------------------
 Computer equipment                                       391,789
 Office furniture and equipment                           151,970
                                                      -----------
                                                          543,759
 Less accumulated depreciation                           [392,251]
                                                      -----------
                                                          151,508
                                                      -----------

Other assets
------------
 Deposits                                                   7,267
 Capitalized software development costs,
  net of accumulated amortization of $27,762              138,810
 Other                                                      1,150
                                                      -----------
                                                          147,227
                                                      -----------
                                                        $ 681,887
                                                      ===========

               LIABILTIES AND STOCKHOLDERS' DEFICIT
               ------------------------------------

Current liabilities
-------------------
 Line-of-credit payable                               $   200,000
 Current portion of long-term debt                         70,694
 Current portion of capital lease obligations              16,248
 Note payable - related party                             260,000
 Accounts payable                                         153,803
 Accrued expenses                                         118,512
 Deferred revenue                                         506,591
 Customer deposits and prepayments                        124,355
                                                      -----------
  Total current liabilities                             1,450,203
                                                      -----------

Long-term liabilities
---------------------
 Long-term debt, net of current potion                    266,535
 Capital lease obligations, net of current portion         35,185
                                                      -----------
                                                          301,720
                                                      -----------
Stockholders' deficit
---------------------
 Common stock - $1.00 par value,
  100,000 shares authorized;  4,000 shares
  issued and outstanding                                    4,000
 Additional paid-in capital                                 9,250
 Accumulated deficit                                  [1,083,286]
                                                      -----------
                                                      [1,070,036]
                                                      -----------
                                                        $681,887
                                                      ===========

                 See auditors' report and accompanying notes.

                       SOFTWARE MANUFACTURING GROUP, INC.
                            STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                 1996              1995
                                              ----------         ----------
Systems sales and services                    $2,923,629         $3,461,832
--------------------------                    ----------         ----------


Costs and expenses
------------------
 Cost of sales                                 1,102,388          1,262,409
 Selling, general, and administrative          2,108,094          2,198,804
 Research and development                        312,430            211,342
                                               ---------          ---------
                                               3,522,912          3,672,555
                                               ---------          ---------

    Operating loss                              [599,283]          [210,723]
                                               ---------          ---------



Other income [expense]
----------------------
 Miscellaneous income                             53,999             63,887
 Interest income                                     731              1,268
 Interest expense                                [83,360]           [20,729]
 Loss on disposal of property and equipment      [77,468]           [14,050]
                                              ----------         ----------
                                                [106,098]            30,376
                                              ----------         ----------

     Net loss                                  $[705,381]         $[180,347]
                                              ==========         ==========

                 See auditors' report and accompanying notes.

                      SOFTWARE MANUFACTURINIG GROUP, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995





            Additional
                               Common    Paid-in    Accumulated
                                Stock    Capital      Deficit      Total
                               ------    ------    -----------   -----------

Balances, December 31, 1994    $4,000    $9,250    $[  197,558]  $[  184,308]

Net loss                         -         -        [  180,347]   [  180,347]
                               ------    ------    -----------   -----------


Balances, December 31, 1995     4,000     9,250     [  377,905]   [  364,655]


Net loss                          -        -        [  705,381]   [  705,381]
                               ------    ------    -----------   -----------


Balances, December 31, 1996    $4,000    $9,250    $[1,083,286]  $[1,070,036]
                               ======    ======    ===========   ===========

                 See auditors' report and accompanying notes.

                       SOFTWARE MANUFACTURING GROUP, INC.
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                       1996        1995
                                                    --------    ---------
Cash flows from operating activities
------------------------------------
 Net loss                                             [705,381]   [180,347]
 Adjustments to reconcile net loss to net
  cash used by operating activities
   Depreciation and amortization                       130,071      93,722
   Loss on sale of property and equipment               77,468      14,050
   Bad debt                                             12,000           -
   Inventory reserve                                    20,000           -
   Changes in assets and liabilities
    Decrease [Increase] in receivables                  56,220   [ 16,399]
    Decrease [Increase] in inventory                   143,087   [ 58,780]
    Increase in prepaid expenses                        [3,663]  [  9,634]
    Decrease [Increase] in deposits                      1,355   [  1,712]
    Increase in other assets                                 -   [  4,504]
    Increase [Decrease] in accounts payable           [ 62,377]     85,201
    Increase [Decrease] in accrued expenses              4,320   [ 38,395]
    Increase [Decrease] in deferred revenue           [ 46,404]    73,127
    Increase [Decrease] in customer deposits           102,794   [  9,498]
                                                     ---------   ---------
       Total adjustments                               434,871    127,178
                                                     ---------   ---------
  Net cash used by operating activities               [270,510]  [ 53,169]
                                                     ---------   ---------

Cash flows from investing activities
------------------------------------
 Purchase of property and equipment                   [ 82,157]   [192,592]
 Proceeds from sale of equipment and furniture          13,395           -
 Increase in software development costs               [ 47,849]   [118,723]
                                                     ---------   ---------
  Net cash used by investing activities               [116,611]   [311,315]
                                                     ---------   ---------
Cash flows from financing activities
------------------------------------
 Proceeds from note payable - related party            205,000     100,000
 Payments on note payable - related party             [ 45,000]          -
 Proceeds from issuance of long-term debt                7,923     445,680
 Principal payments on long-term debt                  [70,694]   [151,995]
 Proceeds from line-of-credit                          200,000      75,679
 Principal payments on line-of-credit                        -    [ 75,679]
 Principal payments on capital lease obligations      [ 15,097]   [  5,790]
                                                     ---------   ---------
  Net cash provided by financing activities            282,132     387,895
                                                     ---------   ---------

   Net increase [decrease] in cash and cash
    equivalents                                       [104,989]     23,411

Cash and cash equivalents, beginning of year           202,773     179,362
                                                     ---------   ---------

   Cash and cash equivalents, end of year            $  97,784   $ 202,773
                                                     =========   =========


NONCASH INVESTING ACTIVITIES
----------------------------

In 1995, capital lease obligations of $72,320 were incurred when the Company entered into a lease for new equipment.

                 See auditors' report and accompanying notes.

                       SOFTWARE MANUFACTURING GROUP, INC.
                       NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1996 AND 1995



A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

   Nature of Operations:
   --------------------

   SOFTWARE MANUFACTURING GROUP, INC., a Georgia corporation, develops, licenses, and supports computer software for use by orthodontic practices within North America. The Company provides training for the software and offers service contracts which include technical telephone support and software updates.

   Revenue Recognition:
   -------------------

   Revenue consists primarily of licensing fees, sales of related computer hardware, and post contract customer support. The Company accounts for such revenue in accordance with the American Institute of Certified Public Accountants' (AICPA) Statement of Position 91-1, Software Revenue
                        --------------------------
   Recognition, as follows:



     License Revenue                         -  Revenue from the sales of software licenses
                                                is recognized after shipment of the product
                                                and fulfillment of acceptance terms, provided
                                                no significant obligations remain and collection
                                                of resulting receivable is deemed probable.

     Support contract                        -  Ratably over the life of the contract from the
                                                effective date.

     Installation, training and education    -  When the services are provided.

     Hardware                                -  Upon shipment of computer equipment to the
                                                customer, provided no significant obligations
                                                remain and collection of resulting receivable
                                                is deemed probable.

   Cash and Cash Equivalents:
   -------------------------

   The Company classifies all highly liquid instruments with maturities of ninety days or less as cash equivalents.

   Property and Equipment:
   ----------------------

   Property and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is included in operations.

                       SOFTWARE MANUFACTURING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                       DECEMBER 31, 1996 AND 1995



1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  [Continued]
   ------------------------------------------

   Property and Equipment:  [Continued]
   ----------------------

  Depreciation is provided using the straight-line method based on the estimated useful lives of the assets which are as follows:


            Computer equipment                        5 years
            Office furniture and equipment        5 - 7 years


  Software Development Costs:
  --------------------------

  In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, research and development costs incurred prior to the attainment of technological and marketing feasibility of products are charged to operations. Thereafter, the Company capitalizes the direct costs and associated allocated overhead incurred in the development of products, until the point of market release of such products, wherein costs incurred are again charged to operations.

  Capitalized costs are amortized over a period of five years, the estimated product life, on a straight line basis, and amortization commenced when the product became available for market release. Unamortized costs are carried at the lower of book value or net realizable value.

  Income Taxes:
  ------------

  The Company had elected to be treated as an S corporation pursuant to the Internal Revenue Code for federal and state income tax purposes. The income of an S corporation is taxable and distributable to the individual stockholders of a corporation without further tax consequences to the Company. As discussed further in Note C, the Company ceased to be an S corporation subsequent to year end upon consummation of a merger with another company.

  Use of Estimates:
   ----------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures including the allowance for doubtful accounts, inventory reserve, useful lives and recoverability of long term assets. Actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

                      SOFTWARE MANUFACTURING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1996 AND 1995


B. SOFTWARE DEVELOPMENT COSTS:
   --------------------------


   Years ended December 31,                         1 9 9 6    1 9 9 5
                                                   --------  ---------

   Balances, beginning of year                      $118,723  $     -0-
   Amounts capitalized                                47,849    118,723
   Amortization                                     [ 27,762]       -0-
                                                    --------  ---------
   Balances, end of year                            $138,810  $ 118,723
                                                    ========  =========

   Research and development costs incurred          $360,279  $ 330,065

   Less amounts capitalized                         [ 47,849]  [118,723]
                                                    --------  ---------
   Research and development charged to expense      $312,430  $ 211,342
                                                    ========  =========

   No amortization of capitalized research and development costs was provided during 1995 as market release of the product did not occur until February 1996.

C. SUBSEQUENT EVENT - MERGER AGREEMENT:
   -----------------------------------

   On January 24, 1997, the shareholders of the Company effected a merger agreement with HALIS, Inc. (HALIS) whereby the Company was merged into a subsidiary of HALIS in a transaction accounted for as a purchase by HALIS. It is the opinion of management and legal counsel that this transaction qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

   All 4,000 issued and outstanding shares were exchanged by the shareholders in consideration for 3,072,000 of HALIS's shares. Additionally, contingent merger consideration may be paid in the form of HALIS common stock, based upon certain, specified operating results for the year ended December 31, 1997.

   The merger agreement included an employment agreement with the president of the Company which expires in January 1999 and provides for a base salary of $192,000 plus certain variable incentive compensation.

   As a subsidiary of HALIS, a publicly traded company, the Company will no longer be taxed as an S corporation for income tax purposes.

   The Company issued its stock in payment of the Company's $260,000 liability to a majority shareholder (Note J) upon closing.

   Subsequent Events - Other:
   -------------------------

   Two shareholders of the Company personally assumed the amounts due under the long-term debt and line-of-credit to Fidelity National Bank in January 1997. Both instruments were paid in full and closed in February 1997. The balances at December 31, 1996 of the long-term debt and line-of-credit were $337,229 and $200,000, respectively.

                      SOFTWARE MANUFACTURING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1996 AND 1995


D. RECEIVABLES:
   -----------

   Receivables as of December 31, 1996 consist of the following:

     Trade                                      $ 266,156
     Other                                         20,967
                                                ---------
                                                  287,123
     Allowance for doubtful accounts             [ 15,052]
                                                ---------

                                                $ 272,071
                                                =========

E.  LONG-TERM DEBT:
    --------------

    The Company has the following note payable:

    Fidelity National Bank - Secured note payable in the original amount of $400,000, at prime plus 2% per annum, with monthly payments in the amount of $8,500 which include interest. The note was originally due December 28, 2000. Fidelity National Bank has a blanket lien on the assets of the Company.

    Maturities of the note payable as of December 31, 1996 are as follows:


  December 31,   Amount
--------------  --------

1997            $ 70,694
1998              78,290
1999              86,703
2000             101,542
                --------
                $337,229
                ========

    As discussed in Note C, this note was paid in full subsequent to year end.

F. LINE-OF-CREDIT:
   --------------

   The Company has a $200,000 revolving line-of-credit with Fidelity National Bank, of which $200,000 was owed at December 31, 1996. Bank advances on the credit line are payable on demand and carry an interest rate of prime plus 2% per annum. The credit line is secured by substantially all corporate assets. As discussed in Note C, this instrument was paid in full subsequent to year end.

G. CAPITAL LEASES PAYABLE:
   ----------------------

   The Company leases equipment under two capital leases. The economic substance of the leases is that the Company is financing the acquisition of the assets through the leases, and, accordingly, they are recorded in the Company's assets and liabilities. The leases contain a bargain purchase option at the end of the lease term.

                      SOFTWARE MANUFACTURING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1996 AND 1995



G. CAPITAL LEASES PAYABLE:  [Continued]
   ----------------------

   The following is an analysis of the leased assets included in property and equipment:

                                                             1 9 9 6
                                                            ----------
   Office furniture and equipment                            $ 72,320
   Less accumulated depreciation                              [30,111]
                                                             --------

                                                             $ 42,209
                                                             ========

   The following is a schedule by year of future minimum payments required under the leases together with their present value as of December 31, 1996:


 December 31,                               Amount
--------------                             --------

1997                                       $ 23,113
1998                                         23,968
1999                                         13,698
2000                                          3,425
                                           --------
Total minimum lease payments                 64,204
Less amount representing interest          [12,771]
Present value of minimum lease payments      51,433
Less amounts currently payable             [16,248]
                                           --------
Long term portion                          $ 35,185
                                           ========

H. COMMITMENTS AND CONTINGENCIES:
   -----------------------------

   The Company does not have a secured interest in its accounts receivable; however, it does have legal recourse for defaulted amounts. There were no significant receivables from any single customer at December 31, 1996.

   The Company maintains all of its cash deposits at three financial depository institutions. The amount of the accounting loss due to credit risk the Company would incur if the financial depository institution failed would be the cash deposits in excess of the $100,000 amount per depositor that is federally insured. The amount at risk totalled $18,350 at December 31, 1996.

   Operating Leases:
   ----------------

   The Company leases office space and equipment under several operating agreements. Rent expense for the office space and equipment totalled $129,836 and $112,580 for the years ended December 31, 1996 and 1995, respectively.

                      SOFTWARE MANUFACTURING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1996 AND 1995



H. COMMITMENTS AND CONTINGENCIES:  [Continued]
   -----------------------------

   Operating Leases: [Continued]
   ----------------

   At December 31, 1996, future minimum lease payments under non-cancellable leases having remaining terms in excess of one year are as follows:


  December 31,   Amount
--------------  --------

1997            $117,056
1998             117,052
1999               6,498
                --------
                $240,606
                ========

   Employee Benefit Plan:
   ---------------------

   The Company sponsors an age-based profit-sharing plan for all employees who meet certain eligibility requirements. The Company may elect to make discretionary contributions. Employees are subjected to a five-year vesting schedule. The Company made no contributions to the plan during the previous two fiscal years.

   Litigation:
   ----------

   The Company is defendant in a number of claims relating to matters arising in the ordinary course of business. Management contends that the Company has no liability under these claims. The amount of liability, if any, from the claims cannot be determined with certainty; however, management is of the opinion that the outcome of the claims will not have a material adverse impact on the financial position. Due to uncertainties in the settlement process, it is at least reasonably possible that management's estimate of the outcome will change within the next year.

I. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   ------------------------------------------------

   Supplemental information required by Statement of Financial Accounting Standards No. 95, relative to the statement of cash flows, is as follows:

                                                      1 9 9 6      1 9 9 5
                                                     ---------    ---------
Interest paid                                         $81,766      $20,729

                      SOFTWARE MANUFACTURING GROUP, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                          DECEMBER 31, 1996 AND 1995



J. NOTE PAYABLE - RELATED PARTY:
   ----------------------------

   The Company has an unsecured note payable to a majority shareholder of the Company as of December 31, 1996 in the amount of $260,000. The note is due on demand and interest is being accrued at 8% per annum. Total interest paid during 1996 was $14,770. Interest incurred but not paid at December 31, 1995 was $3,627. In connection with the merger agreement, the Company issued its stock in payment of this liability to this shareholder subsequent to year end (Note C).

   Amount due to a partnership which shares common ownership was $842 at December 31, 1996.

                                  HALIS, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of HALIS, Inc. gives effect to the following transactions as if they occurred on December 31, 1996: the acquisitions of The Compass Group, Inc. (Compass) and Software Manufacturing Group, Inc. (SMG) by HALIS, Inc. and Subsidiaries (HALIS) accounted for as purchases. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for HALIS for the year ended December 31, 1996 gives retroactive effect to the acquisition as if they had occurred January 1, 1996. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the actual financial position or the results of operations of HALIS had the acquisition been completed, and should be read in conjunction with the unaudited financial statements of HALIS and the audited financial statements of Compass and SMG and the related notes thereto.

                                  HALIS, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                                       HALIS, Inc.        The       Software
                                          and           Compass   Manufacturing
                                      Subsidiaries    Group, Inc.  Group, Inc.       Adjustments      Pro Forma
                                      ------------    ----------- -------------      -----------      ---------
                                                      ASSETS
                                                      ------
Current assets                        $    798,341    $51,619     $   383,152        $       -       $  1,233,112
Property and equipment                      60,154      4,475         151,508  [a]    [    1,508]         214,629
Other assets                               118,639        -             8,417  [a]    [   18,000]         109,056
Capitalized software
  development costs                        160,995        -           138,810  [a]     1,561,190        1,860,995
Goodwill                                       -          -               -    [a]     2,781,431        2,781,431
                                      ------------    -------     -----------        -----------     ------------

  Total assets                        $  1,138,129    $56,094     $   681,887        $ 4,323,113     $  6,199,223
                                      ============    =======     ===========        ===========     ============



                                        LIABILITIES AND STOCKHOLDERS' DEFICIT
                                        -------------------------------------

Current liabilities                   $  1,723,955    $28,107     $ 1,450,203        $[  530,694]    $  2,671,571
Long-term debt                                 -          -           301,720         [  266,535]          35,185
Convertible promissory notes             1,506,000        -               -                  -          1,506,000
                                      ------------    -------     -----------        -----------     ------------

  Total liabilities                      3,229,955     28,107       1,751,923  [b]    [  797,229]       4,212,756
                                      ------------    -------     -----------        -----------     ------------

Stockholders' deficit
---------------------
Net stockholders' equity [deficit]             -       27,987      [1,070,036] [c]     1,042,049              -
Common stock, par value $.01               239,726        -                    [a]        34,220          273,946
Additional paid-in capital              10,881,151        -                    [a]     4,288,893       14,925,224
                                                                               [b]       797,229
                                                                               [c]    [1,042,049]
Stock subscription receivable          [   240,000]       -                                           [   240,000]
Accumulated deficit                    [12,965,953]       -                                           [12,965,953]
Less: Treasury stock at cost           [     6,750]       -               -                  -        [     6,750]
                                      ------------    -------     -----------        -----------     ------------

Total stockholders' [deficit]
  equity                               [ 2,091,826]    27,987      [1,070,036]         5,120,342        1,986,467
                                      ------------    -------     -----------        -----------     ------------

Total liabilities and stock-
  holders' deficit                    $  1,138,129    $56,094     $   681,887        $ 4,323,113     $  6,199,223
                                      ============    =======     ===========        ===========     ============

Common stock issued and
  outstanding (c)                       23,972,621                                                     27,394,621
                                      ============                                                   ============


 See notes to unaudited pro forma condensed consolidated financial statements.

                                  HALIS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                       HALIS, Inc.        The       Software
                                          and           Compass   Manufacturing
                                      Subsidiaries    Group, Inc.  Group, Inc.       Adjustments      Pro Forma
                                      ------------    ----------- -------------      -----------      ---------
Systems sales and services            $  1,925,412    $ 234,696   $ 2,923,629        $       -       $  5,083,737
--------------------------            ------------    ---------   -----------        -----------     ------------

Costs and expenses
------------------
  Cost of goods sold                     1,656,113      165,854     1,102,388                -          2,924,355
  Research and development               1,516,572          -         312,430                           1,829,002
  Selling, general, and                                                        [d]       944,807
   administrative                          325,699      100,922     2,108,094  [e]        66,859        3,546,381
                                      ------------    ---------   -----------        -----------     ------------

                                         3,498,384      266,776     3,522,912          1,011,666        8,299,738
                                      ------------    ---------   -----------        -----------     ------------

Operating loss                         [ 1,572,972]    [ 32,080]   [  599,283]        [1,011,666]     [ 3,216,001]
--------------                        ------------    ---------   -----------        -----------     ------------

Other income [expense]
----------------------
  Loss on asset disposal               [     8,228]         -      [   77,468]               -        [    85,696]
  Rental income                             27,600          -             -                  -             27,600
  Interest expense                     [    67,613]         -      [   83,360] [f]        71,087      [    79,886]
  Interest income                              546        1,016           731                -              2,293
  Other income                               9,559          -          53,999                -             63,558
  Other expenses                       [   378,588]         -             -                  -        [   378,588]
                                      ------------    ---------   -----------        -----------     ------------

                                       [   416,724]       1,016    [  106,098]            71,087      [   450,719]
                                      ------------    ---------   -----------        -----------     ------------

  Net loss                            $[ 1,989,696]   $[ 31,064]  $[  705,381]       $[  940,579]     [ 3,666,720]
                                      ============    =========   ===========        ===========     ============

Net loss per share                     [      0.12]                                                   [       .19]
                                      ============                                                   ============

Weighted average shares
 outstanding                            15,956,824                                                     19,378,824
                                      ============                                                   ============


 See notes to unaudited pro forma condensed consolidated financial statements.

                                 HALIS, INC.
             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS


Balance Sheet - December 31, 1996:
---------------------------------

[a] To record the issuance by HALIS of 350,000 and 3,072,000 shares of common stock to the shareholders of Compass and SMG, respectively, in exchange for 100% of the outstanding stock of Compass and SMG in transactions to be accounted for as purchases by HALIS.

    Management estimates the value of the 3,422,000 shares to be $1.20 per share. Management has allocated the purchase price to the assets and liabilities acquired based upon their relative fair values. The adjustments to reflect these estimated fair values of the assets and liabilities acquired are as follows:

                                            Compass       SMG         Total
                                            --------  -----------  -----------
        Property and equipment              $    -0-  $[    1,508] $[    1,508]
        Capitalized software development         -0-    1,561,190    1,561,190
        Goodwill                             363,906    2,417,525    2,781,431
                                            --------  -----------  -----------
                                            $363,906  $ 3,977,207  $ 4,341,113
                                            ========  ===========  ===========

    Management continues to study the allocation of the purchase prices; upon completion of such study, the allocation may change.

    Additionally, HALIS incurred approximately $18,000 of merger costs prior to December 31, 1996 which have been capitalized as part of the cost of the acquisitions.

[b] To reflect the assumption and forgiveness of a total of $797,229 of loans from a bank and a shareholder by certain shareholders of SMG in connection with the merger.

[c] To eliminate Compass and SMG's equity [deficit] in consolidation.



Statement of Operations:
-----------------------

For the year ended December 31, 1996:
------------------------------------

[d] To reflect twelve months of amortization of goodwill and capitalized software development costs. Goodwill generated in the Compass and SMG mergers is amortized on a straight-line basis over three and five year lives, respectively. Capitalized software development costs related to the SMG acquisition are amortized on a straight-line basis over a five year life.

[e] To reflect incremental expense related to a new employment contact entered into with officers of Compass and SMG.

[f] To remove interest expense related to the debt assumed and forgiven in the SMG merger.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HALIS, INC.



                              By:         /s/ Larry Fisher
                                 -------------------------
                                    Larry Fisher, President

Dated:   April 4, 1997
      ----------------